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                                                                   Exhibit 10.21

      SECOND AMENDMENT TO STOCK RESTRICTION AND CROSS PURCHASE AGREEMENT


     This Second Amendment to Stock Restriction and Buy-Sell Agreement (the "Amendment") is made as of the 2nd day of October, 1997 by and between John C. Sloan, Jorge Andrade, John W. Funk and Howard G. Buffett.

     WHEREAS, the parties hereto are parties to that certain Stock Restriction and Cross Purchase Agreement dated as of June 6, 1996, as amended by the First Amendment to Stock Restriction and Cross Purchase Agreement dated as of July 15, 1997 (the "Agreement"), which Agreement imposes certain rights and restrictions on the Shareholders in connection with the sale or disposition of their Shares.

     WHEREAS, the parties hereto desire to amend the Agreement in accordance with the terms and conditions set forth below.

     NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Section 4.1 of the Agreement is hereby amended by replacing the existing subsection (iii) with the following language:

     "(iii) an amount equal to: (a) six (6) times the Corporation's EBITDA (as defined below), minus (b) the principal balance of the Corporation's interest bearing debt (net of cash, cash equivalents or marketable securities) as of the date of the Decedent's death, divided by (c) the total number of Shares outstanding as of the date of the Decedent's death."

     2. Section 4.1 of the Agreement is hereby amended by adding the following subsection 4.1(iv) after subsection 4.1(iii) thereof:

     "(iv) an amount equal to: (a) six (6) times the Corporation's adjusted EBITDA (as defined below), minus (b) the principal balance of the Corporation's interest bearing debt (net of cash, cash equivalents or marketable securities) as of the date of the Decedent's death, divided by (c) the total number of Shares outstanding as of the date of the Decedent's death."

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     3.   A Section 4.5 is hereby added to the Agreement, which states as follows:

     "4.5 Adjusted EBITDA. The term "adjusted EBITDA" shall mean the same as EBITDA except that the term "Fiscal Period" shall mean (y) if the Event occurs during the first eight (8) months of any given fiscal year of the Corporation, the immediately preceding fiscal year of the Corporation and (z) if the Event occurs during the last four (4) months of any given fiscal year of the Corporation, the fiscal year of the Corporation in which the Event occurs."

     4. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless the context in which such terms are used clearly indicates a contrary intention.

     5. Except as expressly amended herein, the Agreement shall remain unchanged and in full force and effect.



                                            __/s/ Craig Sloan___________
                                            John C. Sloan



                                            __/s/ Jorge Andrade_________
                                            Jorge Andrade



                                            __/s/ John Funk____________
                                            John W. Funk



                                            __/s/ Howard Buffett_______
                                            Howard G. Buffett

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